SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 13, 2001
                               ------------------


                         STANLEY FURNITURE COMPANY, INC.
             (Exact name of registrant as specified in its charter)


                           Delaware 0-14938 54-1272589
                           -------- ------- ----------
                    (State or other (Commission (IRS Employer
                jurisdiction of File Number) Identification No.)
                                 incorporation)


     1641 Fairystone Park Highway, Stanleytown, Virginia      24168
     ---------------------------------------------------      -----
          (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (276) 627-2000
                                                    --------------



--------------------------------------------------------------------------------
                   (Former name or former address, if changed
                              since last report.)

ITEM 5.  OTHER EVENTS

         On December 13, 2001, the Registrant issued a press release announcing increased emphasis on import initiative, realignment of manufacturing facilities and revised earnings outlook. The press release is attached hereto as Exhibit
99.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

                  The following exhibits are filed as a part of this report.

99.1     Press release dated December 13, 2001.







                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            STANLEY FURNITURE COMPANY, INC.

December 13, 2001                           By: /s/Albert L. Prillaman
-----------------                           --------------------------
      Date                                  Albert L. Prillaman
                                            Chief Executive Officer and
                                            and Chairman of the Board

EXHIBIT 99.1

FOR IMMEDIATE RELEASE:     CONTACT: DOUGLAS I. PAYNE
December 13, 2001          Exec. V.P. - Finance and Administration
                           (276) 627-2157
                           e-mail:dpayne@stanleyfurniture.com

                           ROBIN W. CAMPBELL
                           Manager-Advertising and Marketing
                           Services
                           (276) 627-2245
                           e-mail:rcampbell@stanleyfurniture.com

Will Incur Plant Consolidation Charge and Revises Earnings Outlook

    STANLEY FURNITURE ANNOUNCES INCREASED EMPHASIS ON IMPORT INITIATIVE AND
                    REALIGNMENT OF MANUFACTURING FACILITIES

STANLEYTOWN, VA, December 13, 2001/PRNewswire/ -- Stanley Furniture Company, Inc. (Nasdaq-NNM:STLY) today announced a plan to expand offshore sourcing, realign manufacturing capacity and significantly lower operating costs.

As a result of a successful offshore sourcing initiative that began over two years ago, the Company is integrating the importing of selected component parts and finished items in its product line that will lower costs, provide design flexibility, and offer a better value to customers. This initiative will create excess capacity in the Company's manufacturing facilities. Accordingly, the Company has decided to close its West End, North Carolina factory and consolidate the production from this facility into other company facilities without disrupting the supply of product to customers.

Closing of the West End facility is expected to reduce the Company's costs by $4-5 million annually and will affect approximately 13%, or 400, of the Company's 3,100 employees. This action combined with normal employee attrition over the past year will result in a 20% reduction in the Company's workforce from December 2000. Production at the West End facility will be phased out during the first quarter 2002 with certain warehousing and other activities continuing until mid year 2002.

The Company anticipates asset writedowns (through accelerated depreciation) and other restructuring charges, including severance and plant inefficiencies, totaling $7-9 million pretax, equal to approximately $.65 to $.85 per share. The charge will include cash costs of approximately $3-4 million. However, a significant portion of the machinery and equipment will be relocated from West End to other Company facilities and will reduce future capital expenditures by approximately $3-4 million.

Current accounting guidelines require that assets held for use be depreciated over the remaining useful lives, which is through the anticipated closure date in the first quarter of 2002. Therefore, the Company expects a fourth quarter 2001 charge of approximately $3-4 million pretax, or $.30 to $.40 per share with the remainder of the cost occurring in 2002, predominantly in the first quarter.

The Company also announced its revised outlook for fourth quarter 2001 sales and earnings. The Company now expects a sales decline of 15-19% in the fourth quarter of 2001 compared to last year and earnings per share of $.26-.31 for the fourth quarter and $1.70-$1.75 for total year 2001, excluding asset writedowns, restructuring and unusual charges.

"Profitability remains at healthy levels, our cash flow and balance sheet are strong and our market position is solid, yet performance this year has been adversely impacted by the economic recession, the financial failure and subsequent liquidation of our largest customer, and competitive pressure from imported products," said Albert L. Prillaman, chairman and chief executive officer. "We continue to believe the U.S. economy will rebound next year from the current recession and therefore, we continue to expect a sales increase of 5-8% and earnings per share of $2.30-$2.60 excluding restructuring charges for 2002."

"We deeply regret the need to close the West End plant and eliminate these jobs. However, we believe this realignment of our manufacturing operations is absolutely essential for Stanley Furniture to remain a highly competitive manufacturer and an industry leader. The realignment of our manufacturing facilities will be painful short-term but significantly improves our cost structure in the future. We have been very deliberate in our approach to offshore sourcing because of our commitment to service continuity and high quality standards. We believe a blend of focused, efficient domestic manufacturing facilities combined with lower cost offshore manufacturing maximizes design flexibility and value to the consumer," Prillaman concluded.

All earnings per share amounts are on a fully diluted basis.

The company will host a conference call Thursday morning, December 13, at 11:00 a.m. Eastern Standard Time. The dial-in-number is (719) 457-2652. A replay will be available through December 20, 2001. The dial-in-number for the replay is
(719) 457-0820 with an access code of 615254.

Established in 1924, Stanley Furniture Company, Inc. is a leading manufacturer of wood furniture targeted at the upper-medium price range of the residential market. Manufacturing facilities are located in Stanleytown and Martinsville, VA, and Robbinsville, Lexington, and West End, NC. Its common stock is traded on the Nasdaq stock market under the symbol STLY.

For more information, visit our web site at www.stanleyfurniture.com.

Certain statements made in this release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "estimates," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology. These statements reflect the Company's reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include the cyclical nature of the furniture industry, fluctuations in the price of lumber which is the most significant raw material used by the Company, credit exposure to customers in the current economic climate, competition in the furniture industry, capital costs and general economic conditions. Any forward-looking statement speaks only as of the date of this press release, and the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.